Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: May 20, 2025

SEVEN FLEET PARTNERS LP By: Seven Fleet Advisors, LLC, its Investment Manager

By:	/s/ Brian Liu
Brian Liu
Its:	Managing Member

SEVEN FLEET ADVISORS LLC

By:
Its:
By:	/s/ Brian Liu
Brian Liu
Its:	Managing Member

/s/ Brian Liu
Brian Liu